SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                  OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) X



                         BANK ONE, NATIONAL ASSOCIATION
               (Exact name of trustee as specified in its charter)

 A National Banking Association                            36-0899825
                                                         (I.R.S. employer
                                                       identification number)

1 Bank One Plaza, Chicago, Illinois                         60670-0126
(Address of principal executive offices)                    (Zip Code)

                         Bank One, National Association
                        1 Bank One Plaza, Suite IL1-0126
                          Chicago, Illinois 60670-0126
                     Attn: Steven M. Wagner, (312) 407-1819
            (Name, address and telephone number of agent for service)


                               Exelon Corporation
               (Exact name of obligor as specified in its charter)





           Pennsylvania                                  23-2990190
   (State or other jurisdiction of                   (I.R.S. employer
   incorporation or organization)                  identification number)



10 South Dearborn Street
37th Floor
Post Office Box 805379
Chicago, Illinois                                        60680-5379
(Address of principal executive offices)                 (Zip Code)



                                 Debt Securities
                         (Title of Indenture Securities)

Item 1. General Information. Furnish the following
                  information as to the trustee:

                  (a)      Name and address of each examining or
                  supervising authority to which it is subject.

                  Comptroller of Currency, Washington, D.C.;
                  Federal Deposit Insurance Corporation,
                  Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C..

                  (b)      Whether it is authorized to exercise
                  corporate trust powers.

                  The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations With the Obligor. If the obligor
                  is an affiliate of the trustee, describe each such affiliation.

                  No such affiliation exists with the trustee.


Item 16. List of exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

                  1. A copy of the articles of association of the trustee now in effect.*

                  2. A copy of the certificates of authority of the trustee to commence business.*

                  3. A copy of the authorization of the trustee to exercise corporate trust powers.*

                  4.  A copy of the existing by-laws of the trustee.*

                  5.  Not Applicable.

                  6.  The consent of the trustee required by
                      Section 321(b) of the Act.

                  7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                  8.  Not Applicable.

                  9.  Not Applicable.


         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 11th day of May, 2000.


                      Bank One, National Association,
                      Trustee

                      By /s/ Christopher C. Holly
                           Christopher C. Holly
                           Assistant Vice President





* Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of Bank One, National Association, filed as Exhibit 25 to the Registration Statement on Form S-3 of Household Finance Corporation filed with the Securities and Exchange Commission on March 24, 2000 (Registration No. 333-33240).

                                    EXHIBIT 6



                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                                   May 11, 2000



Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of an indenture between [company name] and Bank One, National Association, as Trustee, the undersigned, in accordance with
Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                    Very truly yours,

                                    Bank One, National Association



                           By:    /s/ Christopher Holly
                                    Christopher Holly
                                    Assistant Vice President











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


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                                                              EXHIBIT 7

Legal Title of Bank:                        Bank One, NA                       Call Date: 12/31/99  ST-BK:  17-1630 FFIEC 031
Address:                                    1 Bank One Plaza, Ste 0303                          Page RC-1
City, State  Zip:                           Chicago, IL  60670
FDIC Certificate No.:    0/3/6/1/8
                         ---------

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for December 31, 1999

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                                                          Dollar Amounts in thousands     C400

ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RC-B):                                                                                 RCFD
    a. Noninterest-bearing balances and currency and coin(1) ................              0081        5,055,227      1.a
    b. Interest-bearing balances(2) .........................................              0071        6,267,008      1.b
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A) ............              1754                0      2.a
    b. Available-for-sale securities (from Schedule RC-B, column D) .........              1773       10,171,065      2.b
3.  Federal funds sold and securities purchased under agreements to
    resell ..................................................................              1350        9,133,306      3.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule                             RCFD
    RC-C) ...................................................................              2122       54,113,895      4.a
    b. LESS: Allowance for loan and lease losses ............................              3123          485,672      4.b
    c. LESS: Allocated transfer risk reserve ................................              3128                0      4.c
    d. Loans and leases, net of unearned income, allowance, and                            RCFD
       reserve (item 4.a minus 4.b and 4.c) .................................              2125       53,628,223      4.d
5.  Trading assets (from Schedule RD-D) .....................................              3545        5,625,628      5.
6.  Premises and fixed assets (including capitalized leases) ................              2145          728,892      6.
7.  Other real estate owned (from Schedule RC-M) ............................              2150            2,661      7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M) ..........................................              2130          225,055      8.
9.  Customers' liability to this bank on acceptances outstanding ............              2155          318,645      9.
10. Intangible assets (from Schedule RC-M) ..................................              2143          222,903      10.
11. Other assets (from Schedule RC-F) .......................................              2160        2,515,075      11.
12. Total assets (sum of items 1 through 11) ................................              2170       93,893,688      12.



(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:                Bank One, NA                         Call Date:  12/31/99 ST-BK:  17-1630 FFIEC 031
Address:                            1 Bank One Plaza, Ste 0303                              Page RC-2
City, State  Zip:                   Chicago, IL  60670
FDIC Certificate No.:               0/3/6/1/8
                                    ---------

Schedule RC-Continued
                                                                                                 Dollar Amounts in
                                                                                                   Thousands
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C                               RCON
       from Schedule RC-E, part 1) ..........................................              2200       26,310,375      13.a
       (1) Noninterest-bearing(1) ...........................................              6631       11,553,564      13.a1
       (2) Interest-bearing .................................................              6636       14,756,811      13.a2

    b. In foreign offices, Edge and Agreement subsidiaries, and                            RCFN
       IBFs (from Schedule RC-E, part II) ...................................              2200       28,917,958      13.b
       (1) Noninterest bearing ..............................................              6631          623,837      13.b1
       (2) Interest-bearing .................................................              6636       28,294,121      13.b2
14. Federal funds purchased and securities sold under agreements
    to repurchase: ..........................................................              RCFD 2800   9,453,894      14
15. a. Demand notes issued to the U.S. Treasury .............................              RCON 2840   1,263,434      15.a
    b. Trading Liabilities(from Schedule RC-D) ..............................              RCFD 3548   3,262,946      15.b

16. Other borrowed money:                                                                  RCFD
    a. With original maturity of one year or less ...........................              2332       12,462,976      16.a
    b. With original  maturity of more than one year ........................              A547        1,049,525      16.b
    c. With original maturity of more than three years ......................              A548          477,923      16.c

17. Not applicable
18. Bank's liability on acceptance executed and outstanding .................              2920          318,645      18.
19. Subordinated notes and debentures .......................................              3200        3,250,000      19.
20. Other liabilities (from Schedule RC-G) ..................................              2930        1,377,838      20.
21. Total liabilities (sum of items 13 through 20) ..........................              2948       88,145,514      21.
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus ...........................              3838                0      23.
24. Common stock ............................................................              3230          200,858      24.
25. Surplus (exclude all surplus related to preferred stock) ................              3839        3,660,673      25.
26. a. Undivided profits and capital reserves ...............................              3632        2,057,661      26.a
    b. Net unrealized holding gains (losses) on available-for-sale
       securities ...........................................................              8434         (170,996)     26.b
    c. Accumulated net gains (losses) on cash flow hedges ...................              4336                0      26.c
27. Cumulative foreign currency translation adjustments .....................              3284           (   22)     27.
28. Total equity capital (sum of items 23 through 27) .......................              3210        5,748,174      28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28) ...................................              3300       93,893,688      29.

Memorandum
To be reported only with the March Report of Condition.

1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 1996 . . .
     . . . . . . . . . . . . . . . . .....RCFD 6724............. M.1.......Number

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4. = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

5    = Review of the bank's financial statements by external auditors

6    = Compilation of the bank's financial statements by external auditors

7    = Other audit procedures (excluding tax preparation work)

8    = No external audit work

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

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